SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2010

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-15943		06-1397316
(Commission File Number)		(IRS Employer Identification No.)

251 Ballardvale Street Wilmington, Massachusetts		01887
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 222-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 29, 2010, Charles River Laboratories International, Inc. (“Charles River”), and WuXi PharmaTech (Cayman) Inc. (“WuXi”) terminated the pending acquisition of WuXi by Charles River by means of a Termination Agreement (the “Termination Agreement”).

The Termination Agreement (i) terminated the Agreement and Plan of Arrangement, dated as of April 26, 2010, between Charles River and WuXi (the “Acquisition Agreement”), (ii) provides that Charles River will pay WuXi a break-up fee of $30 million, and (iii) provides that both parties will release each other from all obligations with respect to the proposed acquisition as well as from any claims arising out of or relating to the Acquisition Agreement.

The foregoing description of the Termination Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The disclosure set forth in Item 1.01 above with respect to the Termination Agreement and the Acquisition Agreement is incorporated by reference herein.

Item 8.01. Other Events

On July 29, 2010, Charles River issued a press release announcing the termination of the proposed acquisition of WuXi.  The press release is attached as Exhibit 99.1 and is incorporated into this report by reference.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Description

2.1	Termination Agreement dated as of July 29, 2010 between Charles River Laboratories International, Inc. and WuXi PharmaTech (Cayman) Inc.

99.1	Press Release issued by Charles River Laboratories International, Inc., dated July 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles River Laboratories International, Inc.

Date:	July 30, 2010	By:	/s/ Matthew Daniel
			Name:	Matthew Daniel
			Title:	Deputy General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Termination Agreement dated as of July 29, 2010 between Charles River Laboratories International, Inc. and WuXi PharmaTech (Cayman) Inc.

99.1	Press Release issued by Charles River Laboratories International, Inc., dated July 29, 2010